                 C. Calculation of Index Total Return

                    STANDARD & POOR'S 500 INDEX TOTAL RETURN
                           WITH DIVIDENDS REINVESTED

      (1)            (2)           (3)
                                [(2b+1)*3a]

     Date           S&P 500       S&P 500
                     Total        $ 1,000
                    Return       Investment
   =========        =======      ==========
   31-May-96       -0.01022       1,000.00
   30-Jun-96        0.03611       1,003.81
   31-Jul-96        0.02810         959.48
   31-Aug-96        0.03626         979.75
   30-Sep-96       -0.01931       1,034.88
   31-Oct-96       -0.23636       1,063.41
   30-Nov-96       -0.04936       1,143.92
   31-Dec-96        0.07732       1,121.26
   31-Jan-97        0.04580       1,191.27
   28-Feb-97        0.06347       1,200.62
   31-Mar-97        0.01625       1,151.38
   30-Apr-97        0.00505       1,220.06
   31-May-97       -0.02089       1,294.29

   Average Annual Total Return (T)   29.43%

                    P  = $1,000            P(1+T)"n = ERV
                    n  = 1
                  ERV  = $1,294.29

   Notes: a denotes previous month
          b denotes current month

                    CALCULATION OF PERFORMANCE INFORMATION

A.  Calculation of Average Annual Total Return

                        Data for AGSPC Stock Index Fund

                      (1)                          (2)           (3)            (4)             (5)            (6)
                                                              [(1b-1a)/1a]                 mo 1 = [6a/1a]     [1b*5b]
                                                                                              mos 2+ =
                                                                                          [5a+(4b*5a)/2b]

     Date           Net Asset    Ex Date        Reinvestment   % Change        Dividend        Shares         $1,000        Month
                     Value                        Net Asset    in Month       & Capital        Owned         Investment       "1"
                     Month                          Value        End            Gains         at Month                    indicates
                      End                         (Ex Date)      NAV            Rate            End                       1st Month
====================================================================================================================================
   31-May-96          20.69      30-May-96          20.77                     0.0496398      48.332528       1,000.00         1
   30-Jun-96          20.73      27-Jun-96          20.67       0.001933      0.0321126      48.407616       1,003.49
   31-Jul-96          19.79      30-Jul-96          19.64      -0.045345      0.0220116      48.461869         959.06
   30-Aug-96          20.15      29-Aug-96          20.31       0.018191      0.0429475      48.564347         978.57
   30-Sep-96          21.24      27-Sep-96          21.21       0.054094      0.0394786      48.654741       1,033.43
   31-Oct-96          21.81      30-Oct-96          21.67       0.026836      0.0187281      48.696790       1,062.08
   30-Nov-96          23.37      26-Nov-96          23.40       0.071527      0.0384967      48.776904       1,139.92
   31-Dec-96          22.76      30-Dec-96          23.16      -0.026102      0.2054542      49.209608       1,120.01
   31-Jan-97          24.17      30-Jan-97          24.11       0.061951      0.0199123      49.250250       1,190.38
   28-Feb-97          24.30      27-Feb-97          24.43       0.005379      0.0381379      49.327135       1,198.65
   31-Mar-97          23.27      27-Mar-97          23.78      -0.042387      0.0379191      49.405791       1,149.67
   30-Apr-97          24.64      29-Apr-97          24.41       0.058874      0.0167014      49.439594       1,218.19
   31-May-97          26.09      29-May-97          25.96       0.058847      0.0500210      49.534857       1,292.36

                                                                          Average Annual Total Return (T)      29.24%

Note: a denotes previous month                                                           P =   $1,000     P(1+T)"n = ERV
      b denotes current month                                                            n =    1
                                                                                       ERV =   $1,292.36



B. Calculation of  Portfolio Total Return

Average Annual Total Return (T)           29.24%
Fund Expenses (fiscal year
      ended 5/31/97)  (E)                  0.34%
                                         ------
Portfolio Total Return  (T) + (E)         29.58%
                                         ======